Exhibit 3.3

DOCUMENT FILING

914 S Street, Sacramento, CA 95811

P: 800.406.1577 F: 888.713.7409

IRVINE VENTURE LAW FIRM	Report Date: March 23, 2015
Attn: Kelly Szatkowski	FCS Reference Number: SAC1517410
19900 MacArthur Blvd. # 1150
Irvine, California 92612

Document Filing Report:

Type of Service:	Business Entity Filing
Jurisdiction/Filing Office:	Nevada Secretary of State, Nevada

Name(s):	Medicine Man Technologies, Inc.

Document Filing Information:

Name on Filed Document:	Medicine Man Technologies, Inc.

Document Type:	Certificate of Amendment
Date Filed:	March 19, 2015
Document	Number: 20150124902-66

We guarantee our information to be as accurate as reasonable care can make it; however, the ultimate responsibility for maintaining files rests with the filing officer, and we accept no liability beyond the exercise of reasonable care. No guarantee is given nor liability assumed with respect to the identity of any party named or referred to above with respect to the validity, legal effect or priority of any matter shown herein. In no event shall FIRST CORPORATE SOLUTIONS' liability exceed the fee amount.

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BARBARA K. CEGEVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4520 (775) 684-5708	Filed in the office of Barbara K. Cegevske Barbara K. Cegevske Secretary of State State of Nevada	Document Number
20150124902-66
Filing Date and Time
03/19/2015 12:20PM
Entity Number
E0149142014-4
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name of corporation:

Medicine Man Technologies, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Section 3 is replaced with: The Corporation is authorized to issue two classes of shares, designated “Preferred Stock” and “Common Stock”. The number of shares of Preferred Stock authorized is 10,000,000, par value .001 and the number of shares of Common Stock authorized 90,000,000, par value .001. The preferred Stock may be divided into such number of series as the Board may determine. The Board is authorized to determine and alter the right, preferences, privileges and restrictions granted and imposed upon any wholly unissued series of Preferred Stock, and to fix the number and designation of shares of any series of Preferred Stock. The Board, within limits and restrictions stated in any resolution of the Board, originally fixing the number of shares constituting any series may increase or decrease, but not below the number of such series then outstanding, the shares of any subsequent series.

3.   The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 7,765,000 out of 9,980,000

4.   Effective date of filing: (optional)                 Date: March 10, 2015 Time: 10:00 AM

(must not be later than 90 days after the certificate is filed)

5.   Signature: (required)

x       /s/ Brett Roper

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After

Revised: 1-5-15

This form must be accompanied by appropriate fees.

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